                                                                 EXHIBIT 5.2

                  [Mayer, Brown, Rowe & Maw LLP Letterhead]

                              February 28, 2006

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Ladies and Gentlemen:

      We have acted as your counsel in connection with the  authorization  and issuance  from  time to time in one or more  series of  Mortgage  Asset-Backed
Pass-Through  Certificates and Asset-Backed Notes (the "Securities").  We have examined the  Amendment No. 1 to  Registration  Statement on Form S-3 dated as
of  February  28,  2006  relating  to  the  Securities  (the   "Registration
Statement"),   the  prospectus  (the  "Prospectu")  forming  a  part  of  the
Registration   Statement  to  be  filed  with  the   Securities  and  Exchange
Commission  (the  "Commission")  under the  Securities Act of 1933, as amended
(the  "Ac"),  and  such  other  documents  as we  have  deemed  necessary  or advisable  for  purposes  of  rendering  this  opinion.  As set  forth  in the
Registration Statement,  separate trusts (each, a "Trust") will be established and will  issue  Securities  pursuant  to  either a trust  agreement  and/or a
pooling  and   servicing   agreement   or  an  indenture   (collectively   the
"Agreement").  Except as otherwise  indicated herein, all terms defined in the
Prospectus are used herein as so defined.

      We have  assumed for the  purposes of the  opinions set forth below that the  Securities  will  be  issued  in  series  created  as  described  in  the
Registration  Statement  and  that  the  Securities  will  be  sold by you for
reasonably   equivalent   consideration.   We  have  also   assumed  that  the
Securities  will be duly  issued,  executed,  authenticated  and  delivered in accordance  with  the  provisions  of the  Agreement.  In  addition,  we  have assumed  that the parties to each  Agreement  will  satisfy  their  respective obligations  thereunder.  We express no opinion  with respect to any series of
Securities for which we do not act as counsel to you.

      On the basis of the  foregoing  examination  and  assumptions,  and upon consideration  of applicable law, it is our opinion that when an Agreement for a series of  Securities  has been duly and validly  executed and  delivered by the  parties  thereto,  and the  Securities  of such  series  have  been  duly
executed,   authenticated,   delivered  and  sold  as   contemplated   in  the
Registration  Statement,  such  Securities will be legally and validly issued, fully  paid and  nonassessable,  and the  holders of such  Securities  will be entitled to the benefits of such Agreement.

      We hereby  consent  to the  filing of this  letter as an  exhibit to the
Registration  Statement and to the  references to this firm under the headings
"Legal  Matters" in the Prospectus and each  Prospectus  Supplement  forming a part of the Registration  Statement,  without  admitting that we are "experts"
within the  meaning  of the term used in the Act or the rules and  regulations of  the  Commission  issued  thereunder,  with  respect  to  any  part  of the
Registration Statement, including this exhibit or otherwise.

                                    Very truly yours,

                                    /s/ MAYER, BROWN, ROWE & MAW LLP